Exhibit 99.1

Jade Biosciences Reports Second Quarter 2025 Financial Results and Provides Corporate Update

•	Presented preclinical data for JADE101 at the 62nd European Renal Association Congress, highlighting its potential as a best-in-class anti-APRIL monoclonal antibody for IgA nephropathy

•	Phase 1 healthy-volunteer study of JADE101 expected to begin in the third quarter of 2025, with interim, biomarker-rich data anticipated in the first half of 2026

•	$220.9 million cash and cash equivalents as of June 30, 2025 supports cash runway through 2027, including multiple clinical inflection points

San Francisco and Vancouver, British Columbia – August 13, 2025 – Jade Biosciences, Inc. (“Jade”) (Nasdaq: JBIO), a biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced financial results for the quarter ending June 30, 2025, and provided a corporate update.

“We’ve had a productive second quarter, in which we closed our reverse merger and significant financing, and continued to advance a pipeline aimed at delivering potentially best-in-class therapies that treat systemic and organ-specific autoimmune diseases,” said Tom Frohlich, Chief Executive Officer of Jade. “We recently presented compelling preclinical data on JADE101, which we believe support its potential to be a best-in-class disease-modifying therapy for IgA nephropathy. Additionally, recently announced clinical data from other programs further reinforce our belief that the anti-APRIL class will be the foundational therapy for this disease. We are excited to transition into a clinical-stage company in the coming months, and believe we are uniquely positioned to shape the treatment landscape for IgAN and other autoimmune diseases.”

Pipeline and Corporate Updates

JADE101: potentially best-in-class anti-APRIL monoclonal antibody for IgA nephropathy (IgAN)

•

Presented preclinical data for JADE101 at the 62nd European Renal Association Congress. JADE101 is an ultra-high affinity, half-life-extended fully-human monoclonal antibody that has the potential for best-in-class activity with convenient patient dosing. Key findings reported included:

○

JADE101 showed ultra-high APRIL binding affinity (~50 femtomolar KD, >750-fold higher than sibeprenlimab), potent and complete inhibition of APRIL signaling in vitro, and deep, sustained IgA suppression, with an extended half-life of approximately 27 days, after a single 30 mg/kg intravenous dose in non-human primates (NHPs).

○

The pharmacokinetic (PK) profile in NHPs—characterized by slow linear clearance to low concentrations, successful mitigation of target-mediated drug disposition, and high bioavailability following subcutaneous dosing—supports the potential for convenient, infrequent subcutaneous dosing of no more than every eight weeks in clinical settings.

○

JADE101 binds a unique epitope on trimeric APRIL protein, which was selected to avoid the formation of high molecular weight immune complexes, with the goal of supporting more predictable PK and reduced immunogenicity risk.

•

A Phase 1 clinical trial evaluating JADE101 administered as a subcutaneous injection in healthy volunteers is expected to begin in the third quarter of 2025. Interim, biomarker-rich data are expected in the first half of 2026 and are anticipated to guide dose and dose interval selection for later-stage JADE101 studies in patients with IgAN.

JADE201: development candidate from the JADE-002 antibody discovery program

•	JADE201, the Company’s development candidate from the JADE-002 antibody discovery program, remains on track to enter the clinic in the first half of 2026.

○	JADE201 has the potential to be evaluated in multiple systemic autoimmune diseases. Further details on JADE201 are expected to be disclosed in the second half of 2025.

Corporate

•

Appointed Brad Dahms as Chief Financial Officer (CFO). Mr. Dahms is an accomplished biopharmaceutical executive who has held CFO and senior leadership roles at IDRx, Theseus Pharmaceuticals, and Selecta Biosciences following a career in investment banking at J.P. Morgan, RBC Capital Markets, and Cantor Fitzgerald.

Second Quarter 2025 Financial Results

•

Cash Position: As of June 30, 2025, Jade had cash and cash equivalents of $220.9 million. Based on the Company’s current operating plan, Jade believes that its cash and cash equivalents as of June 30, 2025 will enable it to fund its operating expenses and capital expenditure requirements through the end of 2027.

•

Research and Development (R&D) expenses: R&D expenses totaled $22.5 million for the second quarter of 2025. Personnel related charges were $5.7 million, including $2.6 million of non-cash stock-based compensation expense.

•

General and Administrative (G&A) expenses: G&A expenses totaled $5.2 million for the second quarter of 2025. These expenses include $3.1 million of personnel-related costs, including $1.4 million of non-cash stock-based compensation expense.

•

Other expenses: Other expenses, net for the second quarter of 2025 were $4.4 million. This reflects $6.2 million of expense on the change in fair value of convertible notes before their conversion to common stock, partially offset by interest earned on Jade’s investment in money market funds of $1.8 million for the second quarter of 2025.

•	Net loss: Net loss totaled $32.1 million for the second quarter of 2025, which includes non-cash stock-based compensation of $4.0 million.

•

Shares Outstanding: As of June 30, 2025, Jade had 52.6 million shares of the Company’s common stock and common stock equivalents issued and outstanding, including shares of common stock underlying pre-funded warrants and non-voting convertible preferred.

About Jade Biosciences, Inc.

Jade Biosciences is focused on developing best-in-class therapies to address critical unmet needs in autoimmune diseases. Its lead candidate, JADE101, targets the cytokine APRIL for the treatment of immunoglobulin A nephropathy. Jade’s pipeline also includes a second development candidate, JADE201, and an undisclosed antibody discovery program, JADE-003, both currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit JadeBiosciences.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Jade’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Jade’s ability to achieve the expected benefits or opportunities with respect to JADE101, JADE201 and the JADE-003 program, the expected timelines for JADE101 and JADE201 entering the clinic and for interim data from the Phase 1 clinical trial of JADE101, the potential for the anti-APRIL class to be the foundational therapy for IgAN, the potential of Jade’s product candidates to become best-in-class therapies, their potential therapeutic uses and the potential for Jade’s cash to provide runway through 2027. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Jade will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the planned trials of JADE101 and JADE201 and any future clinical trials may be delayed or may not demonstrate safety and/or efficacy; Jade may experience unanticipated costs, difficulties or delays in the product development process; Jade’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; risks associated with Jade’s dependence on third-party vendors for the development, manufacture and supply of JADE101; and the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including the definitive proxy statement/prospectus filed on Form S-4, most recently amended on March 24, 2025 and declared effective on March 25, 2025). Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contact

Priyanka Shah

Media@JadeBiosciences.com

IR@JadeBiosciences.com

908-447-6134

JADE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$220,942	$69,386
Other assets	3,026	3,413

Total assets	$223,968	$72,799

Total liabilities	$22,412	$119,596

Total convertible preferred stock and stockholders’ equity (deficit)	201,556	(46,797)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$223,968	$72,799

JADE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(ln thousands, except share and per share amounts)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025	Period from June 18, 2024 (Inception) Through June 30, 2024
Operating expenses:
Research and development(1)	$22,547	$42,570	$78
General and administrative(2)	5,231	8,592	512

Total operating expenses	27,778	51,162	590

Loss from operations	(27,778)	(51,162)	(590)
Other income (expense):
Interest income	1,828	2,443	—
Change in fair value of Convertible Notes payable(3)	(6,184)	(21,584)	—

Total other expense, net	(4,356)	(19,141)	—

Net loss	(32,134)	(70,303)	(590)

Other comprehensive loss:

Currency translation adjustment	(24)	(24)	—

Comprehensive loss	(32,158)	(70,327)	(590)

Net loss per share attributable to common stockholders, basic and diluted	$(0.86)	$(3.45)	$(0.19)

Net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	$(863.46)	$(3,450.78)	$—

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	28,431,158	15,932,206	3,155,500

Weighted-average shares used in computing net loss per share attributable to Series A non-voting convertible preferred stockholders, basic and diluted	8,781	4,439	—

(1)

Includes related party amounts of $3.9 million and $11.7 million for the three and six months ended June 30, 2025, respectively, and $0.1 million for the period of June 18, 2024 (inception) through June 30, 2024.

(2)	Includes related party amounts of $0.1 million for each of the three and six months ended June 30, 2025, and $0.5 million for the period of June 18, 2024 (inception) through June 30, 2024.
(3)	Includes related party amounts of $ 1.3 million and $4.6 million for the three and six months ended June 30, 2025, respectively.